Exhibit 99.2

IndyMac Bancorp, Inc. Fourth Quarter Earnings Review January 29, 2004

Forward Looking Statement Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend,"and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

Overview Fourth Quarter Results Execution on key strategic items Financial highlights Dividend Outlook for 2004 Forecast Hybrid model produces balanced results Outlook for first quarter 2004 Track record of results and long-term future outlook

The Fourth Quarter Was a Strong Quarter... We Delivered Solidly on Expected Results

Despite a 49% Decline in Q4 Industry Volumes, Our Hybrid Thrift Mortgage Banking Model Produced Strong Results With Asset Growth, NII, Market Share Gains and Excellent Credit Quality and EPS

IndyMac Grew Its Market Share 44% During Q4 03 … While Industry Production Nears Pre-refinance Boom Levels, IndyMac's Remains Significantly Higher



600%
500%
400%
300%
200%
100%
0%
IndyMac
Mortgage Industry (1)
Top Five Mortgage Lenders (2)
Q1 99
Q2 99
Q3 99
Q4 99
Q1 00
Q2 00
Q3 00
Q4 00
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03
Q4 03

	Mortgage Industry Change	IndyMac Market Share Gain
Q1 00	-18%	32%
Q4 00	-8%	31%
Q3 01	-10%	16%
Q1 02	-25%	23%
Q4 03	-49%	44%

(1) MBA forecast

(2) Data obtained from National Mortgage News, adjusted for consolidations

CAGRs on Mortgage Production Volume Since Q1 99:

IndyMac → 35%

Mortgage Industry → 13%

Top Five Mortgage Lenders → 14%

IndyMac Bank. NYSE:NDE
Raise your expectations.
6

Ability to Grow Share During Industry Declines is Due to Strength in Alt-A, Adaptability to ARMS as a Thrift, and Purchase-Orientation

First Quarter 2004 Dividend of $0.25 Per Share Reflects a 150% Increase over the First Quarter 2003... $0.25 dividend reflects > 3% yield on current stock price (1) Payout ratio = dividend declared as a % of most recently reported quarter eps

IndyMac's 2004 Outlook is for Stable Earnings While Year- Over-Year Industry Volumes Projected to Decline 47% The above forecast does not yet take into account the potential SEC change in accounting discussed in December which could impact timing of income recognition as discussed on pg. 21 of the January 29, 2004 8-k Based on the MBA's January 2004 Mortgage Finance Forecast (1) (2)

Prudent Capital Diversification of our Hybrid Thrift/Mortgage Banking Model Provides Effective Hedge Transition to a Normalized Mortgage Market The above forecast does not yet take into account the potential SEC change in accounting discussed in December which could impact timing of income recognition (1)

Major Investment Year over Year in Our Thrift is A Key Driver of 2004 Forecast...Mortgages Held For Investment in Q4 Were Double Year Ago Level $8,293 $6,844 Average Loans Held for Investment $3,592 Return Characteristics and Credit Quality of the SFR Mortgage Portfolio are strong In millions

Another Key Driver in 2004 Forecast is Market Share Gains...Significant Progress Achieved in Q4 03

Drivers of Market Share Growth Product mix concentrated in less interest rate sensitive products 78% Growth in sales and marketing personnel in 2003 40% growth in regional offices Newer purchase-oriented channels with high growth potential Major investment in 2003 to re-enter correspondent/conduit market

Looking at Q1 04 ...Continued Strong Production Levels Expected Based on Ratelock and Pipeline Analysis ($ in billions)

Industry Volume Declines Expected to Continue...Q1 04 Production Forecast Midpoint has IndyMac Market Share at 81% of Full Year 2004 Target of 1.39% ($ in billions) Note: above market share based on January 2004 MBA Mortgage Finance Forecast. If the MBA adjusts their numbers, the above market share could substantially change Q1 04 EPS expected to Range from $0.65 to $0.70 First quarter EPS expected to be the low point for the year...Resumption to record levels anticipated by end of year Net interest margin expected to be in the 2.90% to 3.0% range Continued focus on growing earning assets and expense control

Expect to Resume Strong EPS Growth By Q4 04... Forecasted 2005 EPS of Approximately $4.00 * 1999 gives effect to the change in the Company's structure to a fully taxable entity. 2000 earnings exclude a $25.5 mm net gain primarily related to a one-time tax benefit associated with IndyMac's transition from a REIT to a depository institution; 2001 earnings exclude a $10.2 million net charge primarily due to a cumulative effect of a change in accounting principle. CAGR of 29% through 2005 CAGR of 37% through 2003

Management Has a Strong Track Record of Growth and Returns Over Varying Interest Rate Cycles (1) 1999 marks beginning of IndyMac's transition to depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marks inception of IndyMac's transition from a passive REIT to operating mortgage banker with current senior management. (1) (1)

12/31/1999 12/31/2000 12/31/2001 12/31/2002 12/31/2003 EPS 0.84 1.32 2 2.41 3.01 P/E Ratio 15.18 22.35 11.69 7.67 9.9 IndyMac's current P/E is well below historical averages and 44% below the average Thrift multiple Attractive dividend yield in excess of 3% with payout rate of 33% IndyMac's diversification and solid dividend support a higher P/E ratio Low price/book ratio of 1.7 times...well below S&P 500 average of 3 times Low P/E Ratio...Low Price/Book Ratio...Strong Dividend Yield...IndyMac Represents a Compelling Investment NDE Quarterly Avg. P/E Last 5 years - 12.4 Last 10 years- 14.8

IndyMac Corporate Business Foundation Business Definition IndyMac Bank is in the business of designing, manufacturing, and distributing (principally via intermediaries) cost-efficient financing for the acquisition, development, and improvement of single- family homes. IndyMac will also provide financing secured by single-family homes to facilitate consumers' personal financial goals and opportunistically invest in single-family related assets. Strategic Mission By YE 2008 IndyMac Bank, operating with the highest level of ethics, in full compliance with all relevant regulations and laws and with a customer-friendly orientation will be a top eight lender in the USA by being a low-cost provider of single-family permanent and construction-lending financing (for both consumers and homebuilders) and the best manager of the risks related to such lending programs. Core Strategy We will gain share without compromising our profitability goals by: Leveraging our mortgage banking infrastructure through expansion of our marketing and sales efforts and geographic presence and creating specialty niche mortgage lending businesses Supporting #1 above with a platform of best practices and critical capabilities Establishing a Southern California retail branch franchise to lower our cost of funds and support loan volume and balance sheet growth Investing in a strong team and state of the art capabilities in manufacturing mortgages, risk-based lending, trading and investing Enhancing our performance culture to out-execute the competition